UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

NCL CORPORATION LTD.
(Exact name of Registrant as specified in its charter)

Bermuda
(State of Incorporation)

333-128780
(Commission File Number)

20-0470163
(I.R.S. Employer Identification No.)

7665 Corporate Center Drive	33126
Miami, Florida	(Zip Code)
(Address of principal executive offices)

(305) 436-4000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 23, 2014, Norwegian Cruise Line Holdings Ltd.  (“NCLH”), the direct parent company of NCL Corporation Ltd., announced that it quantified the financial impact of an incident on board Oceania Cruises’ Insignia ship. On December 11, 2014, Insignia experienced a fire in the engine room while docked in St. Lucia during a ten-day voyage that departed San Juan, Puerto Rico on December 7, resulting in the cancellation of the remainder of the sailing. The vessel has been taken out of service and NCLH anticipates repair efforts to take approximately nine weeks.  The financial impact on NCLH’s fourth quarter 2014 and the first quarter 2015 is estimated to be a reduction in earnings of approximately $0.05 and $0.05 per share, net of insurance proceeds, respectively.

A copy of the press release is furnished as Exhibit 99.1 hereto. The Registrant is furnishing the information under this Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1         Text of press release, dated December 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2014	NCL CORPORATION LTD.

	By:	/s/ WENDY A. BECK
Wendy A. Beck Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Text of press release, dated December 23, 2014.